UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014 (January 27, 2014)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street

New York, New York 10036

(Address of registrant's principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 27, 2014 (the “Closing Date”), CIT Group Inc. (the “Company”) and certain of its subsidiaries entered into an Amended and Restated Revolving Credit and Guaranty Agreement, dated as of the Closing Date, among the Company, certain subsidiaries of the Company, as guarantors, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent and letter of credit issuer (the “Revolving Credit Agreement”). The Revolving Credit Agreement amends and replaces the Revolving Credit and Guaranty Agreement, dated as of August 25, 2011, among CIT Group Inc., certain subsidiaries of CIT Group Inc., as guarantors, the lenders party thereto from time to time and Bank of America, N.A. as administrative agent, collateral agent and letter of credit issuer (the “Original Credit Agreement”).

The Revolving Credit Agreement was amended to reduce the total commitment amount from $2.000 billion to $1.500 billion and to extend the maturity date of the commitments to January 27, 2017. As of the Closing Date, the total commitment amount under the Revolving Credit Agreement was $1.500 billion, consisting of a $1.150 billion revolving loan tranche and a $350 million revolving loan tranche that can also be utilized for issuance of letters of credit.

In addition, the Revolving Credit Agreement was amended to modify the covenant requiring satisfaction of a minimum guarantor asset coverage ratio and the criteria for calculating the ratio. The amended covenant requires satisfaction of a minimum guarantor asset coverage ratio ranging from 1.250:1.000 to 1.500:1.000 depending on the Company’s long-term senior unsecured, non-credit enhanced debt rating. As at the Closing Date, the applicable minimum guarantor asset coverage ratio was 1.500:1.000.

The Revolving Credit Agreement also includes modifications to reflect that the collateral and certain subsidiary guarantees were previously released in accordance with the terms of the Original Credit Agreement and certain other conforming changes and technical corrections.

On the Closing Date, no amounts were drawn under the Revolving Credit Agreement. Any amounts drawn under the Revolving Credit Agreement in the future will be used for general corporate purposes. The Revolving Credit Agreement is unsecured and is guaranteed by eight of the Company’s domestic operating subsidiaries.

The foregoing description of the Revolving Credit Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference. A copy of the Press Release announcing the execution of this Revolving Credit Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

This Current Report on Form 8-K includes as an exhibit a press release, dated January 28, 2014, reporting the financial results of the Company as of and for the quarter and year ended December 31, 2013. The press release is attached as Exhibit 99.2. This press release includes certain non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP measures is included as a table to the press release. The information furnished under this Item 2.02, including Exhibit 99.2, shall be considered filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

In addition, this Current Report includes a copy of the Company’s presentation of its Fourth Quarter 2013 Financial Results for the quarter ended December 31, 2013, which is attached as Exhibit 99.3. The information included in Exhibit 99.3 shall not be considered filed for purposes of the Securities Exchange Act of 1934, as amended. The Company also provides supplementary financial information on its website, which is not incorporated by reference in this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Revolving Credit and Guaranty Agreement, dated as of January 27, 2014, among CIT Group Inc., certain subsidiaries of CIT Group Inc., as Guarantors, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent and L/C Issuer.
99.1	Press release issued by CIT Group Inc. on January 28, 2014 reporting its financial results as of and for the quarter ended December 31, 2013.
99.2	Presentation by CIT Group Inc. on January 28, 2014 regarding its Fourth Quarter 2013 Financial Results.

Forward-Looking Statements

     This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Scott T. Parker

Scott T. Parker
Executive Vice President & Chief Financial Officer

Dated: January 28, 2014